Exhibit 99.1

BILL Reports First Quarter Fiscal Year 2023 Financial Results
•Q1 Core Revenue Increased 83% Year-Over-Year
•Q1 Total Revenue Increased 94% Year-Over-Year

SAN JOSE, Calif.--(BUSINESS WIRE) – November 3, 2022 – BILL (NYSE: BILL), a leader in financial automation software for small and midsize businesses (SMBs), today announced financial results for the first fiscal quarter ended September 30, 2022.

“We delivered excellent results in the first quarter. Revenue grew in excess of 90% year-over-year, we achieved non-GAAP profitability, and we had a record number of customer net adds for the quarter,” said René Lacerte, BILL CEO and Founder. “Our solutions are helping more than 400,000 businesses manage their financial operations, empowering them with more control and cash flow visibility while giving them more time to run their businesses. With our platform, ecosystem, and scale, we are well positioned to help millions of SMBs automate their financial back office.”

“We delivered great first quarter financial results, with revenue, non-GAAP gross margin, and non-GAAP net income well ahead of our expectations,” said John Rettig, BILL CFO. “Looking ahead, we expect to deliver strong revenue growth and non-GAAP profitability in fiscal year 2023, while continuing to invest in our platform to create more value for SMBs.”

Financial Highlights for the First Quarter of Fiscal 2023:

The financial measures listed below identified as BILL standalone exclude the results of Divvy and Invoice2go.

•Total revenue was $229.9 million, an increase of 94% year-over-year.
•Core revenue, which consists of subscription and transaction fees, was $214.6 million, an increase of 83% year-over-year.
◦Subscription fees were $58.1 million, up 57% year-over-year. This includes $49.3 million of subscription fees from the BILL standalone platform, which increased 45% year-over-year.
◦Transaction fees were $156.5 million, up 94% year-over-year. This includes $76.3 million of transaction fees from the BILL standalone platform, which increased 75% year-over-year, and $78.0 million of transaction fees from our Divvy spend management solution, which increased 113% year-over-year.
•Gross profit was $184.8 million, representing an 80.4% gross margin, compared to $88.5 million, or a 74.8% gross margin, in the first quarter of fiscal 2022. Non-GAAP gross profit was $197.2 million, representing an 85.8% non-GAAP gross margin, compared to $98.9 million, or a 83.6% non-GAAP gross margin, in the first quarter of fiscal 2022.
•Loss from operations was $87.7 million, compared to a loss from operations of $74.2 million in the first quarter of fiscal 2022. Non-GAAP income from operations was $9.1 million, compared to a non-GAAP loss from operations of $9.2 million in the first quarter of fiscal 2022.
•Net loss was $81.6 million, or ($0.78) per share, basic and diluted, compared to net loss of $74.3 million, or ($0.78) per share, basic and diluted, in the first quarter of fiscal 2022. Non-GAAP net income was $16.9 million, or $0.14 per diluted share, compared to non-GAAP net loss of $12.1 million, or ($0.13) per share, basic and diluted, in the first quarter of fiscal 2022.

Business Highlights and Recent Developments

The metrics listed below identified as BILL standalone exclude the results of Divvy and Invoice2go.

•Served 419,800 businesses using our solutions as of the end of the first quarter. This includes 172,000 BILL standalone customers, 22,800 spending businesses that used Divvy, and 225,100 subscribers that used Invoice2go.
•Processed $64.9 billion in total payment volume in the first quarter, an increase of 34% year-over-year. This includes $61.6 billion of total payment volume on our BILL standalone platform, an increase of 31% year-over-year, and $3.0 billion in total card payment volume for Divvy, an increase of 103% year-over-year.

•Processed 19.6 million transactions during the fourth quarter, an increase of 45% year-over-year. This includes 10.8 million transactions on our BILL standalone platform, representing an increase of 23% year-over-year, and 8.5 million Divvy card transactions, an increase of 83% year-over-year.
•Welcomed global executive and SMB sales leader, Loren Padelford, as our first Chief Commercial Officer.
•Added Google Cloud Chief Marketing Officer, Alison Wagonfeld, to our board of directors.
•Signed a definitive agreement to acquire Finmark, a financial planning and cash flow insights software company.

Financial Outlook

We are providing the following guidance for the fiscal second quarter ending December 31, 2022 and the full fiscal year ending June 30, 2023.

	Q2 FY23 Guidance	FY23 Guidance
Total revenue (millions)	$241.5 – $244.5	$994.0 – $1,007.0
Year-over-year total revenue growth	54% – 56%	55% – 57%
Non-GAAP net income (millions)	$14.5 – $17.0	$57.5 – $70.0
Non-GAAP net income per diluted share	$0.12 – $0.14	$0.48 – $0.59

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

BILL has not provided a reconciliation of non-GAAP net loss or non-GAAP net loss per share guidance measures to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call and Webcast Information

In conjunction with this announcement, BILL will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal first quarter 2023 results and our outlook for the fiscal second quarter ending December 31, 2022 and the fiscal year ending June 30, 2023. The live webcast and a replay of the webcast will be available at the Investor Relations section of BILL’s website: https://investor.bill.com/events-and-presentations/default.aspx.

About BILL

BILL is a leader in financial automation software for small and midsize businesses. As a champion of SMBs, we are dedicated to automating the future of finance so businesses can flourish. Hundreds of thousands of businesses trust BILL solutions to manage financial workflows, including payables, receivables, and spend and expense management. With BILL, businesses are connected to a network of millions of members, so they can pay or get paid faster. Through our automated solutions, we help SMBs simplify and control their finances, so they can confidently manage their businesses, and succeed on their terms. BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and accounting software providers. BILL is headquartered in San Jose, California. For more information, visit bill.com.

Note on Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our total revenue, non-GAAP net loss, and non-GAAP net loss per share for the fiscal second quarter ending December 31, 2022 and full fiscal year ending June 30, 2023, our expectations for the growth of demand on our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to, the coronavirus pandemic (COVID-19), variants thereof, and their impact on our employees, customers, strategic partners, vendors, results of operations, liquidity and financial condition and on supply chains and labor markets, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, the market, interest rate, foreign exchange and other conditions that the customer funds we hold in trust are subject to, our ability to attract new customers and convert trial customers into paying customers, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions and investments, including our ability to integrate Divvy and Invoice2go, our accounting for and internal controls related to Divvy and Invoice2go operating results, changes in staffing levels, macroeconomic factors, including interest rate, inflationary and recessionary environments, fluctuations in foreign exchange rates, instability and the global impact of the ongoing war in Ukraine, and other risks detailed in registration statements and periodic reports we file with the SEC, including our quarterly and annual reports, which may be obtained on the Investor Relations section of BILL’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Items excluded from non-GAAP gross profit and non-GAAP gross margin include amortization of certain intangible assets, stock-based compensation and related payroll taxes, and depreciation expense. Items excluded from non-GAAP operating expenses include amortization of certain intangible assets, stock-based compensation and related payroll taxes, depreciation expense, and acquisition and integration-related expenses. Items excluded from non-GAAP net loss and non-GAAP net loss per share include stock-based compensation expense and related payroll taxes, depreciation expense, amortization of certain intangible assets, acquisition and integration-related expenses, amortization of debt discount (and accretion of debt premium) and issuance costs, gain on extinguishment of debt and income tax effect associated with acquisition and non-GAAP adjustments. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation and related payroll taxes. We exclude stock-based compensation, which is a non-cash expense, and related payroll taxes from certain of our non-GAAP financial measures because we believe that excluding these items provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expenses using a variety of valuation methodologies and subjective assumptions while the related payroll taxes are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business.

Depreciation expense. We exclude depreciation expense from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding operational performance. Depreciation expense does not include amortization of capitalized internal-use software costs.

Amortization of intangible assets. We exclude amortization of acquired intangible assets from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding our operational performance.

Acquisition and integration-related expenses. We exclude acquisition and integration-related expenses from certain of our non-GAAP financial measures because these costs would have not otherwise been incurred in the normal course of our business operations. In addition, we believe that acquisition and integration-related expenses are non-recurring charges unique to a specific acquisition. Although we may engage in future acquisitions, such acquisitions and the associated acquisition and integration-related expenses are considered unique and not comparable to other acquisitions.

Amortization of debt discount (accretion of debt premium) and issuance costs. We exclude amortization of debt discount and issuance costs associated with our issuance of our convertible senior notes and accretion of debt premium associated with our credit agreements from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.

Gain on debt extinguishment. We exclude gain on debt extinguishment associated with the prepayment of our borrowings from certain of our non-GAAP financial measures because we believe that excluding this non-cash gain provides a meaningful supplemental information regarding our operational performance.

Income tax effect associated with acquisition and non-GAAP adjustments. We exclude the income tax effect associated with acquisition and non-GAAP adjustments from certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Free Cash Flow

Free cash flow is a non-GAAP measure that we calculate as net cash provided by (used in) operating activities, adjusted by purchases of property and equipment and capitalization of internal-use software costs. We believe that free cash flow is an important liquidity measure of the cash (if any) that is available, after capital expenditures, for operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

IR Contact:

Karen Sansot
ksansot@hq.bill.com

Press Contact:

Mark Heller
mheller@hq.bill.com

BILL.COM HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2022	June 30, 2022

ASSETS
Current assets:
Cash and cash equivalents	$1,608,966	$1,596,542
Short-term investments	1,034,537	1,108,493
Accounts receivable, net	29,060	24,045
Acquired card receivables, net	357,741	256,392
Prepaid expenses and other current assets	140,019	151,258
Funds held for customers	3,121,654	3,142,660
Total current assets	6,291,977	6,279,390
Non-current assets:
Operating lease right-of-use assets, net	75,106	76,445
Property and equipment, net	62,025	56,985
Intangible assets, net	412,814	432,583
Goodwill	2,362,330	2,362,893
Other assets	48,847	47,730
Total assets	$9,253,099	$9,256,026

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,508	$9,948
Accrued compensation and benefits	20,649	29,004
Deferred revenue	30,401	31,868
Other accruals and current liabilities	141,806	120,080
Borrowings from revolving credit facility, net	—	75,097
Customer fund deposits	3,121,654	3,142,660
Total current liabilities	3,326,018	3,408,657
Non-current liabilities:
Deferred revenue	2,323	2,159
Operating lease liabilities	80,440	82,728
Borrowings from revolving credit facility, net	75,083	—
Convertible senior notes, net	1,699,690	1,697,985
Other long-term liabilities	22,014	20,803
Total liabilities	5,205,568	5,212,332
Commitments and contingencies
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	4,684,484	4,598,737
Accumulated other comprehensive loss	(10,487)	(10,217)
Accumulated deficit	(626,468)	(544,828)
Total stockholders' equity	4,047,531	4,043,694
Total liabilities and stockholders' equity	$9,253,099	$9,256,026

BILL.COM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three months ended September 30,
	2022	2021(1)
Revenue	$229,924	$118,349
Cost of revenue
Service costs (2)	34,820	20,713
Depreciation and amortization of intangible assets (3)	10,287	9,122
Total cost of revenue	45,107	29,835
Gross profit	184,817	88,514
Operating expenses
Research and development (2)	75,121	41,884
Sales and marketing (2)	118,633	53,629
General and administrative (2)	66,738	57,515
Depreciation and amortization of intangible assets (3)	12,019	9,691
Total operating expenses	272,511	162,719
Loss from operations	(87,694)	(74,205)
Other income (expense), net	5,947	(3,475)
Loss before benefit from income taxes	(81,747)	(77,680)
Benefit from income taxes	(107)	(3,421)
Net loss	$(81,640)	$(74,259)

Net loss per share attributable to common stockholders, basic and diluted	$(0.78)	$(0.78)
Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	105,086	95,892

______________________________________ (1) Includes the results of Invoice2go from the acquisition date on September 1, 2021.
(2) Includes stock-based compensation expense as follows:

	Three months ended September 30,
	2022	2021
Cost of revenue	$2,001	$1,127
Research and development	20,851	10,560
Sales and marketing	29,258	8,114
General and administrative	20,510	18,086
	$72,620	$37,887

(3) Depreciation expense excludes amortization of capitalized internal-use software costs.

BILL.COM HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three months ended September 30,
	2022	2021(1)
Cash flows from operating activities:
Net loss	$(81,640)	$(74,259)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	72,620	37,887
Amortization of intangible assets	19,769	16,672
Depreciation of property and equipment	2,546	2,129
Amortization of capitalized internal-use software costs	924	259
Amortization of debt discount (accretion of debt premium) and issuance costs	1,712	556
Amortization of premium (accretion of discount) on investments in marketable debt securities	(2,215)	2,857
Provision for losses on acquired card receivables	6,611	4,049
Non-cash operating lease expense	2,342	1,960
Deferred income taxes	(299)	(3,423)
Other	930	—
Changes in assets and liabilities:
Accounts receivable	(4,774)	1,198
Prepaid expenses and other current assets	(1,339)	6,321
Other assets	(1,138)	(1,385)
Accounts payable	1,511	(732)
Other accruals and current liabilities	4,247	(17,930)
Operating lease liabilities	(2,386)	(792)
Other long-term liabilities	34	(121)
Deferred revenue	(1,303)	3,620
Net cash provided by (used in) operating activities	18,152	(21,134)
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash and cash equivalents	—	(144,452)
Purchases of corporate and customer fund short-term investments	(859,911)	(608,552)
Proceeds from maturities of corporate and customer fund short-term investments	838,099	318,907
Proceeds from sale of corporate and customer fund short-term investments	—	17,234
Increase in acquired card receivables and other	(107,443)	(32,663)
Purchases of property and equipment	(1,376)	(1,404)
Capitalization of internal-use software costs	(4,764)	(2,942)
Proceeds from beneficial interest	2,080	—
Net cash used in investing activities	(133,315)	(453,872)
Cash flows from financing activities:
Proceeds from issuance of common stock upon public offering, net of underwriting discounts and other offering costs	—	1,341,597
Proceeds from issuance of convertible senior notes, net of discounts and issuance costs	—	562,704
Purchase of capped calls	—	(37,893)
Increase in customer fund deposits liability and other	(14,549)	223,641
Proceeds from exercise of stock options	3,901	8,336
Proceeds from issuance of common stock under the employee stock purchase plan	8,494	5,726
Net cash provided by (used in) financing activities	(2,154)	2,104,111
Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(277)	(172)
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(117,594)	1,628,933
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	3,542,715	1,809,692
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,425,121	$3,438,625

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:
Cash and cash equivalents	$1,608,966	$2,013,433
Restricted cash included in other current assets	71,629	16,619
Restricted cash included in other assets	6,724	6,724
Restricted cash and restricted cash equivalents included in funds held for customers	1,737,802	1,401,849
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,425,121	$3,438,625

(1) Includes the results of Invoice2go from the acquisition date on September 1, 2021.

BILL.COM HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands except percentages and per share amounts)

	Three months ended September 30,
	2022	2021
Reconciliation of gross profit:
GAAP gross profit	$184,817	$88,514
Add:
Depreciation and amortization of intangible assets (1)	10,287	9,122
Stock-based compensation and related payroll taxes	2,066	1,290
Non-GAAP gross profit	$197,170	$98,926
GAAP gross margin	80.4%	74.8%
Non-GAAP gross margin	85.8%	83.6%
___________________ (1) Consists of depreciation of property and equipment and amortization of developed technology, excluding amortization of capitalized internal-use software costs.

	Three months ended September 30,
	2022	2021
Reconciliation of operating expenses:
GAAP research and development expenses	$75,121	$41,884
Less - stock-based compensation and related payroll taxes	(21,357)	(11,141)
Non-GAAP research and development expenses	$53,764	$30,743

GAAP sales and marketing expenses	$118,633	$53,629
Less - stock-based compensation and related payroll taxes	(30,192)	(8,309)
Non-GAAP sales and marketing expenses	$88,441	$45,320

GAAP general and administrative expenses	$66,738	$57,515
Less:
Stock-based compensation and related payroll taxes	(20,918)	(19,128)
Acquisition and integration-related expenses	—	(6,325)
Non-GAAP general and administrative expenses	$45,820	$32,062

	Three months ended September 30,
	2022	2021
Reconciliation of loss from operations:
GAAP loss from operations	$(87,694)	$(74,205)
Add:
Depreciation and amortization of intangible assets (1)	22,306	18,813
Stock-based compensation and related payroll taxes	74,533	39,868
Acquisition and integration-related expenses	—	6,325
Non-GAAP income (loss) from operations	$9,145	$(9,199)
___________________ (1) Excludes amortization of capitalized internal-use software costs.

	Three months ended September 30,
	2022	2021
Reconciliation of net loss:
GAAP net loss	$(81,640)	$(74,259)
Add (less):
Depreciation and amortization of intangible assets (1)	22,306	18,813
Stock-based compensation and related payroll taxes	74,533	39,868
Acquisition and integration-related expenses	—	6,325
Amortization of debt discount (accretion of debt premium) and issuance costs	1,712	556
Income tax effect associated with non-GAAP adjustments	—	(3,423)
Non-GAAP net income (loss)	$16,911	$(12,120)
___________________ (1) Excludes amortization of capitalized internal-use software costs.

	Three months ended September 30,
	2022	2021
Reconciliation of net income (loss) per share attributable to common stockholders, basic and diluted
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.78)	$(0.78)
Add (less):
Depreciation and amortization of intangible assets (1)	0.21	0.19
Stock-based compensation and related payroll taxes	0.71	0.42
Acquisition and integration-related expenses	—	0.07
Amortization of debt discount (accretion of debt premium) and issuance costs	0.02	0.01
Income tax effect associated with non-GAAP adjustments	—	(0.04)
Non-GAAP net income (loss) per share attributable to common stockholders, basic	$0.16	$(0.13)
Non-GAAP net income (loss) per share attributable to common stockholders, diluted	$0.14	$(0.13)
___________________ (1) Excludes amortization of capitalized internal-use software costs.

	Three months ended September 30,
	2022	2021
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, basic	105,086	95,892
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, diluted	117,191	95,892

BILL.COM HOLDINGS, INC.
FREE CASH FLOW
(Unaudited, in thousands)

	Three months ended September 30,
	2022	2021
Net cash provided by (used in) operating activities	$18,152	$(21,134)
Purchases of property and equipment	(1,376)	(1,404)
Capitalization of internal-use software costs	(4,764)	(2,942)
Free cash flow	$12,012	$(25,480)

BILL.COM HOLDINGS, INC.
REMAINING PERFORMANCE OBLIGATIONS
(Unaudited, in thousands)

	September 30, 2022	June 30, 2022
Remaining performance obligations to be recognized as revenue:
Within 2 years	$100,347	$98,723
Thereafter	$42,751	51,567
Total	$143,098	$150,290